Exhibit 10.17

AGREEMENT OF SUBLEASE

Agreement of Sublease (“Sublease”) dated this 5th day of February, 2007, between SAFLINK CORPORATION, a Delaware corporation, with a notice address of 108th Avenue NE, Bellevue, Washington 98004 (“Sublandlord”) and ABRAXAS CORPORATION, a Virginia corporation, with a notice address of 6845 Elm Street, Suite 310, McLean, Virginia 22101 (Attn: Michael S. Friedman) (“Subtenant”).

RECITALS

A. Sublandlord has leased approximately 6,083 rentable square feet (the “Demised Premises”) on the third (3rd) floor of a commercial office building commonly known as Campus South (“Building”) with a street address of 1875 Campus Commons Drive, Reston, Virginia, pursuant to a lease dated November 10, 2003, between Sublandlord, as tenant, and VA Branches, LLC, as landlord (“Landlord”), a copy of which lease (the “Master Lease”) has been reviewed by Subtenant and is annexed hereto as Exhibit “A”.

B. Subtenant desires to sublease from Sublandlord the Demised Premises and Sublandlord desires to sublease the Demised Premises to Subtenant on the terms hereinafter set forth.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, it is hereby mutually covenanted and agreed as follows:

1. Demised Premises and Term:

(a) Sublandlord hereby subleases the Demised Premises to Subtenant and Subtenant hereby subleases the Demised Premises from Sublandlord upon and subject to the terms, covenants, rentals and conditions herein set forth, for a Term (the “Term”) commencing on the later of (a) February 1, 2007 or (b) the date written consent is obtained from the Landlord to this Sublease (the “Commencement Date”) and expiring on April 30, 2009 (the “Expiration Date”) provided, however, that if the Master Lease shall be terminated for any reason prior to the Expiration Date, then this Sublease shall expire on the termination date of the Master Lease. If the Sublandlord is unable to deliver possession of the Demised Premises to Subtenant on the Commencement Date, for any reason, Sublandlord shall not be subject to any liability for failure to tender possession of the Demised Premises on said date. In such event, the rent covenanted to be paid herein shall not commence and the Commencement Date shall not occur until possession of the Demised Premises is tendered to Subtenant. No such failure to give possession on the Commencement Date shall in any other respect affect the validity of this Sublease or the obligations of Subtenant hereunder, nor shall the same be construed to extend the Term, which shall in all events expire on the Expiration Date as set forth herein. Sublandlord shall remain in a portion of the Demised Premises consisting of two (2) cubicles and the lab area until March 31, 2007, such portion as identified on Exhibit “B” attached hereto.

(b) The period commencing with the Commencement Date (on the first day of the next calendar month in the event Commencement Date does not occur on the first day of a month) and ending on the last day of the twelfth calendar month thereafter shall constitute the first “lease year” as such term is used herein. Each successive full twelve (12) month period during the Term shall constitute a “lease year” and any portion of the Term remaining after the last twelve (12) month period during said Term shall constitute the last “lease year” for the purpose of this Sublease.

(c) Subtenant shall have the right to use the furniture, fixtures and equipment, including, without limitation, the phone system, existing in the Demised Premises as of the Commencement Date (collectively, the “FF&E”), identified on Exhibit “C” attached hereto. Sublandlord shall use reasonable efforts to facilitate the transfer of the account pertaining to the existing voice and data connectivity to Subtenant’s name.

2. Delivery of Demised Premises:

(a) Delivery and Acceptance. Sublandlord shall deliver, and Subtenant shall accept, the FF&E and the Demised Premises in their “as is” condition with Subtenant accepting all defects, if any, and it is understood and agreed that Sublandlord has made no representations or warranties of any kind, express or implied, with respect to the FF&E or the Demised Premises (without limitation Sublandlord makes no warranty as to habitability, fitness or suitability for Subtenant’s intended use). In this regard, Subtenant acknowledges having been given the opportunity to inspect the FF&E and the Demised Premises and, if desired, to have qualified experts inspect the FF&E and the Demised Premises prior to the Sublease.

(b) Permits. Subtenant shall be responsible for obtaining the occupancy permit for the Demised Premises, and any other permits or licenses necessary for its lawful occupancy of the Demised Premises. This requirement shall not relieve Subtenant of its liability for Base Annual Rent and Additional Rent from the Commencement Date in the event all said permits have not been acquired prior thereto.

3. Rent: Commencing on the Commencement Date, Subtenant covenants and agrees to pay to Sublandlord, at Sublandlord’s address (set forth hereinabove) or at such other address as Sublandlord may designate by written notice to Subtenant, as rent for the Demised Premises.

(a) Base Annual Rent: A Base Annual Rent of One Hundred Forty Five Thousand Nine Hundred Ninety Two and 00/100 Dollars ($145,992.00), payable in equal monthly installments of Twelve Thousand One Hundred Sixty Six and 00/100 Dollars ($12,166.00). Subtenant shall pay the first installment of Base Annual Rent upon execution of this Sublease. Subtenant shall pay the remaining monthly installments of Base Annual Rent in advance without prior demand, and without deduction, abatement or set-off of any kind, upon the first day of each and every calendar month throughout the Term.

On the first day of the second lease year, and on the first day of each lease year thereafter during the Term, the Base Annual Rent (then in effect) shall be increased by five percent (5%), as follows. Accordingly, the Base Annual Rent for the second lease year shall be in an amount equal One Hundred Fifty Three Thousand Two Hundred Ninety One and 60/100 Dollars ($153,291.60), payable in equal monthly installments of Twelve Thousand Seven Hundred Seventy Four and 30/100 Dollars ($12,774.20) and the Base Annual Rent for the third year shall be in an amount equal to One Hundred Sixty Thousand Nine Hundred Fifty Six and 18/100 Dollars ($160,956.18), payable in eleven equal monthly installments of Thirteen Thousand Four Hundred Thirteen and 01/100 Dollars (13,413.01) and one monthly installment of Thirteen Thousand Four Hundred Thirteen and 07/100 Dollars ($13,413.07).

(b) Additional Rent: In addition to Base Annual Rent, Subtenant covenants and agrees to pay to Sublandlord, as additional rent (“Additional Rent”), upon demand therefor by Sublandlord, the following:

(i) The actual cost to Sublandlord of heating and air conditioning supplied to the Demised Premises after Standard Building Operating Hours at Subtenant’s request, pursuant to Section 10(b) of the Master Lease, which amounts shall be payable by Subtenant to Sublandlord within ten (10) days after delivery to Subtenant of a bill therefor; and

(ii) Any other costs, charges, reimbursements, legal fees, or payments (other than Base Annual Rent) required to be paid by Subtenant to Sublandlord under the terms of this Sublease.

For default in payment of Additional Rent, Sublandlord shall have the same remedies as for a default in payment of Base Annual Rent.

(c) Late Charge. Any amount due to Sublandlord that is not paid within three business (3) days of the date when due shall be subject to a late charge calculated in accordance with Section 4(f) of the Master Lease.

4. Use: Subtenant shall use and occupy the Demised Premises for general office use and light assembly of software packages, and for no other purpose unless consented to in writing by Sublandlord and Landlord.

5. Security Deposit: Subtenant has deposited with Sublandlord, simultaneously with the execution of this Sublease, the sum of twenty four thousand three hundred thirty two dollars ($24,332.00) as a deposit (the “Security Deposit”) to secure the prompt performance of Subtenant’s obligations hereunder. The Security Deposit may be commingled with Sublandlord’s general funds, if permitted by law and Sublandlord’s receipt and retention of the Security Deposit shall not create any trust or fiduciary relationship between Sublandlord and Subtenant. Sublandlord shall have the right, but shall not be obligated, to apply all or any portion of the Security Deposit to cure any default, in which event Subtenant shall be obligated to deposit with Sublandlord the amount necessary to restore the Security Deposit to its original amount within five (5) days after written notice from Sublandlord. To the extent not forfeited or otherwise used as provided herein, and provided the Demised Premises are vacated in good condition, reasonable wear and tear excepted, as described in Section 15 below, the Security Deposit shall be returned, without interest, to Subtenant within thirty-five (35) business days after the termination of this Sublease. If the Subtenant fails to take possession of the Demised Premises as required by this Sublease, the Security Deposit shall not be deemed liquidated damages and Sublandlord’s use of the Security Deposit shall not preclude Sublandlord from recovering from Subtenant all additional damages incurred by Sublandlord.

6. Incorporation of Master Lease:

(a) Except as herein otherwise expressly provided, all of the terms of the Master Lease are hereby incorporated into and made a part of this Sublease as if stated at length herein, and Subtenant accepts this Sublease subject to, and hereby, during the Term of this Sublease, covenants and assumes all of the terms, covenants, conditions and agreements contained in the Master Lease to be performed by Sublandlord thereunder and agrees that all obligations of Sublandlord as “Tenant” under the Master Lease shall be done or performed by Subtenant with respect to the Demised Premises on and after the Commencement Date. The parties hereto agree that subject to the provisions of this Sublease, wherever the words “Demised Premises” or words of similar import appear in the Master Lease, the same shall be deemed to mean the Demised Premises and wherever the words “Landlord” and “Tenant” appear in the Master Lease, the words shall be deemed to refer to Sublandlord and Subtenant respectively, so that, subject to the provisions of this Sublease, Sublandlord shall have the rights and powers of the Landlord under the Master Lease, and Subtenant shall have and does hereby agree to be bound by and accepts all the rights, powers, duties and obligations of the Tenant under the Master Lease; provided, however, that notwithstanding the foregoing, Sublandlord shall have no obligation to perform any of the obligations of Landlord under the Master Lease, including, but not limited to, the furnishing of any of the work, services, repairs or maintenance undertaken to be made by Landlord under the Master Lease, or any other term, covenant or condition required to be performed by Landlord under the Master Lease and Subtenant agrees to look solely to Landlord for the performance of such obligations.

(b) Subtenant shall not, under any circumstances, seek or require Sublandlord to perform any of the obligations of Landlord under the Master Lease, nor shall Subtenant make any claim upon Sublandlord for any damages which may arise by reason of Landlord’s default under the Master Lease unless such default is caused by Sublandlord. Any condition resulting from a default by Landlord under the Master Lease shall not constitute as between Sublandlord and Subtenant an eviction, actual or constructive, of Subtenant and no such default shall excuse Subtenant from the performance or observance of any of its obligations to be performed or observed under this Sublease, or entitle Subtenant to receive any reduction in or abatement of the Rent provide for in this Sublease, except to the extent Sublandlord receives an abatement in its rent under the Master Lease. Sublandlord covenants and agrees with Subtenant that Sublandlord will pay when due all rent and other sums payable by Sublandlord pursuant to the Master Lease, provided that Subtenant pays when due all Rent and other sums payable hereunder. Subtenant covenants and agrees that it shall do nothing which shall have the effect of creating a breach of any of the terms, covenants and conditions of the Master Lease. To the extent applicable to the Demised Premises, Subtenant shall have the benefit of each and every covenant and agreement made by Landlord to Sublandlord under the Master Lease. In the event that Landlord shall fail or refuse to comply with any of the respective provisions of the Master Lease, Sublandlord shall have no liability on account of any such failure or refusal, provided that the Subtenant shall have the non-exclusive right to exercise in the name of the

Sublandlord all the rights to enforce compliance on the part of Landlord as are available to the Sublandlord with respect to the Demised Premises; provided, however, that Sublandlord hereby reserves the non-exclusive right to enforce the rights of tenant under the Master Lease. Sublandlord hereby agrees to cooperate with and execute, all at Subtenant’s expense, all instruments and supply information reasonably required by Subtenant in order to enforce such compliance. Subtenant hereby agrees to indemnify and hold Sublandlord harmless of and from any and all damages, liabilities, obligations, costs, claims, losses, demands, and expenses, including reasonable attorneys’ fees, which may be incurred by Sublandlord in or as a result of such cooperation and execution. In amplification and not in limitation of the foregoing and without any allowance to Sublease or other reduction or adjustment of the rent, Sublandlord shall not be responsible for furnishing electrical, elevator, heating, air conditioning, cleaning, window washing or other services, nor for any maintenance or repairs in or to the Demised Premises or the Building of which it is a part or to any of the facilities or equipment therein. In the event of a default by Sublandlord, Landlord shall have the right to demand that Subtenant pay directly to Landlord all amounts owed under the Sublease and shall have all the rights and remedies set forth in the Master Lease against the Subtenant for a default under the Sublease.

(c) Notwithstanding the foregoing incorporation of the Master Lease, the following provisions thereof are hereby excluded from this Sublease: 1(a)7, 1(a)8, 1(a)9, 1(a)10, 1(a)12, 1(a)13, 1(a)14, 1(a)16, 1(a)17, 4(b), 4(c)(ii), Exhibit C and the following sections of the Addendum: 2, 4, 5 and 6.

7. Transmittal of Notices and Demands: Sublandlord shall promptly transmit to Landlord any notice or demand received from Subtenant and shall promptly transmit to Subtenant any notice or demand received from Landlord. Subtenant shall promptly transmit to Sublandlord any notice or demand received from Landlord or any other party relating to the Demised Premises (other than in the ordinary course of Subtenant’s business).

8. Landlord’s Consent to Certain Acts: Subtenant agrees that in any case where the provisions of the Master Lease or this Sublease require that consent or approval of Landlord or Sublandlord prior to the taking of any action, it shall be a condition precedent to the taking of such an action that the prior written consent or approval of both Landlord and Sublandlord shall have been obtained if Landlord’s consent must be obtained under the Master Lease in such cases. Subtenant agrees that Sublandlord shall not have any duty or responsibility with respect to obtaining the consent or approval of Landlord when the same is required under the terms of the Master Lease, other than the transmission by Sublandlord to Landlord of Subtenant’s request for such consent or approval.

9. Sublandlord’s Right to Cure Subtenant’s Default: Subtenant shall not do or suffer or permit anything to be done which would cause the Master Lease to be terminated or forfeited by virtue of any rights of termination or for forfeiture reserved or vested in Landlord or by law or in equity. If Subtenant shall default in the performance of any of its obligations under this Sublease or under the Master Lease, Sublandlord, without being under any obligation to do so and without thereby waiving such default, may remedy such default for the account and at the expense of Subtenant. If Sublandlord makes any expenditures or incurs any obligation for the payment of money in connection therewith, such sums paid or obligations incurred shall be deemed to be Additional Rent hereunder and shall be paid to Sublandlord by Subtenant on demand.

10. Brokerage Fees: The parties hereto represent and warrant to each other that they have not dealt with any broker other than Scheer Partners (“Broker”). Sublandlord shall pay Broker a brokerage commission pursuant to a separate agreement between Sublandlord and Broker in connection with this Sublease. Each party agrees to indemnify and defend the other, and hold it harmless, from and against any and all claims, damages, losses, expenses and liabilities (including reasonable attorneys’ fees) incurred by the other party as a result of any breach by such party or any of its representations, warranties or covenants in this section. The parties do not intend to confer any right, remedy or benefit upon the Broker by this sectopm or any other provision of this Sublease, and the Broker shall not be a third party beneficiary of this Sublease or otherwise be entitled to enforce any right, obligation or remedy under this Sublease.

11. Assignment of Sublease: Subtenant shall not assign, mortgage or encumber this sublease, nor sublet, nor suffer or permit the Demised Premises or any part thereof to be used by others except with the prior written consent of Sublandlord and Landlord and as provided in and pursuant to the terms of Section 9 of the Master Lease. In no event shall any assignment or subletting relieve Subtenant of its liability and responsibility to Sublandlord under this sublease or to Landlord under the Master Lease in the absence of any express written agreement with Sublandlord or Landlord, as the case may be, to that effect. Subtenant may assign this lease to any subsidiary or affiliated company without further approval provided that such assignment includes a provision whereby the Subtenant guarantees the obligations of such assignee with respect to this Sublease.

12. Eminent Domain, Loss by Casualty: In the event of any taking by eminent domain or damage by fire or other casualty to the Demised Premises thereby rendering the Demised Premises wholly or in part untenantable, Subtenant shall acquiesce in and be bound by any action taken by or agreement entered into between Landlord and Sublandlord with respect thereto.

13. Notice and Demands: All notices or demands under this Sublease shall be in writing and shall be sent by a nationally recognized overnight courier service (e.g. Federal Express), registered or certified mail, return receipt requested, or hand delivered, to Sublandlord at its address set forth above, and to Subtenant at its address set forth above, or such other address as either of the parties may designate by written notice. All notices hereunder shall be effective on the date of personal delivery, on the next business day after delivery by overnight courier service, or three (3) days after mailing, as the case may be.

14. Alterations to Demised Premises: Subtenant covenants at all times during the term of this Sublease not to make any alterations or additions to the Demised Premises of any nature whatsoever without the prior written consent of Sublandlord and Landlord, which may be granted or withheld in their sole discretion. In the event Subtenant obtains Sublandlord’s and Landlord’s consent and all necessary governmental approvals and permits, Subtenant shall have the right to make such alterations at Subtenant’s sole expense and in accordance with the terms of Section 12 of the Master Lease. All alterations and additions made by Subtenant to the Demised Premises shall remain upon the Demised Premises and be surrendered with the Demised Premises at the expiration of the Term without disturbance, molestation or injury, unless otherwise specified by Sublandlord or Landlord. Should Sublandlord or Landlord elect that any alterations or additions made by Subtenant upon the Demised Premises be removed upon the expiration of the Term, Subtenant agrees that Sublandlord or Landlord shall have the right to cause same to be removed at Subtenant’s sole cost and expense. Subtenant agrees to reimburse Sublandlord or Landlord for the cost of such removal and repairing any damage resulting therefrom.

15. Surrender of Demised Premises: Upon the expiration or other termination of this Sublease, Subtenant covenants to quit and surrender to Sublandlord or Landlord, as the case may be, the Demised Premises, broom clean, in good order and condition, ordinary wear and tear excepted, and at Subtenant’s expense to remove all property of Subtenant and shall fully vacate the Demised Premises on the Expiration Date or sooner termination of this Sublease. Any property not so removed by Subtenant shall be deemed to have been abandoned by Subtenant and may be retained or disposed of at Subtenant’s expense by Sublandlord or Landlord, as either may desire.

16. Hours of Operation: The normal building operating hours shall be 8:00 a.m. to 6:00 p.m. Monday through Friday, and 9:00 a.m. to 1:00 p.m. Saturday, exclusive of all legal holidays recognized by the federal government. After-hours heating and air-conditioning shall be available to Subtenant pursuant to Section 10(b) of the Master Lease.

17. Access: Subtenant shall have access to the Building and the Demised Premises twenty-four (24) hours per day, seven (7) days per week in accordance with Section 17 of the Master Lease.

18. Maintenance and Repair: Subtenant shall, at all times during the Term and at its sole cost and expense, keep and maintain the Demised Premises in good order, condition and repair pursuant to the terms and conditions of Section 11 of the Master Lease. If Subtenant shall fail to perform the required maintenance or fail to make repairs required of it pursuant to this Section 18 within a reasonable period of time following written notice from Sublandlord to do so, then Sublandlord may, at its election and without waiving any other remedy it may otherwise have under this Sublease or at law, perform such maintenance or make such repairs and charge to Subtenant, as Additional Rent, the costs so incurred by Sublandlord for same.

19. Parking: Subtenant shall be entitled to the number of parking spaces as set forth in Section 1 of the Addendum to the Master Lease.

20. Signage: Subtenant shall have the right to install signage, at Sublandlord’s cost, on the Building Directory subject to Landlord’s consent in accordance with Section 13 of the Master Lease and the Addendum to the Master Lease. Notwithstanding the foregoing, Subtenant shall be responsible for all costs associated with any future changes to Subtenant’s name on the Building directory. Subject to Landlord’s consent, Subtenant shall be permitted to display Subtenant’s name on a suite entrance sign, at Sublandlord’s expense, on the corridor wall adjacent to the Demised Premises, as directed and approved by Landlord in Building standard color, size and style of lettering.

21. Indemnification and Warranty: Subtenant shall indemnify, defend and hold Sublandlord, its agents, directors, officers and employees harmless from and against any and all losses, claims, judgments, demands, costs, expenses (including, without limitation, attorneys’ fees), damages or liabilities incurred by Sublandlord arising out of, from or in connection with (i) the use or occupancy of the Premises, or (ii) any breach or default by Subtenant under this Sublease. Sublandlord shall indemnify, defend and hold Subtenant, its agents, directors and employees harmless from and against any and all losses, claims, judgments, demands, costs, expenses (including, without limitation, attorneys’ fees), damages or liabilities incurred by Subtenant arising out of, from or in connection with any breach or default by Sublandlord under this Sublease or any breach or default by Sublandlord under the Master Lease, except to the extent due to any breach of this Sublease by Subtenant.

22. Insurance: Subtenant agrees to carry the insurance coverage described in Section 19(b), 19(c), 19(d) and 19(e) of the Master Lease during the Term. Subtenant shall name Sublandlord and Landlord as additional insureds under the required insurance policies. Prior to its occupancy of the Demised Premises, Subtenant shall deliver certificates of insurance, with wet signature, or endorsement evidencing the above to Sublandlord and Landlord.

23. Default by Subtenant: In the event Subtenant shall be in default of any covenant of, or shall fail to honor any obligation under, this Sublease, Sublandlord, upon giving any required notice and subject to the right, if any, of Subtenant to cure any such default within any applicable cure period, shall have available to it against Subtenant all of the remedies available to Landlord under the Master Lease in the event of a similar default on the part of Sublandlord thereunder or at law.

24. Continuing Obligation of Sublandlord: Sublandlord expressly acknowledges and confirms that this Sublease of the Master Lease and Landlord’s consent thereto, in no way releases it, or in any way mitigates or modifies its obligations under the Master Lease to provide for the timely and proper performance of all terms and conditions of the Master Lease undertaken by the Tenant of the Leased Premises. Sublandlord shall remain fully liable under all terms, covenants, and conditions of the Master Lease to the end of the term of the Master Lease.

25. Attorneys’ Fees: If either party commences an action or proceeding against the other party arising out of or in connection with this Sublease including, but not limited to, the enforcement of any provision of this Sublease or to protect or establish any right or remedy of either Sublandlord or Subtenant hereunder, the prevailing party in such an action or proceeding shall be entitled to recover from the losing party reasonable attorneys’ fees and costs.

26. Termination of Master Lease: In the event the Master Lease is terminated for any reason, then, on the date of such termination, this Sublease shall automatically terminate and be of no further force or effect. If the termination of the Master Lease (and resulting termination of this Sublease) occurs through no fault of Sublandlord, Sublandlord shall have no liability to Subtenant for the resultant termination of this Sublease.

27. Time of the Essence: Time is strictly of the essence with respect to each and every term, condition, obligation and provision of this Sublease.

28. Interpretation of Sublease: Section headings in this Sublease are included solely for ease of reference and shall not affect the construction of this Sublease. This Sublease shall be construed as if it had been prepared jointly by Sublandlord and Subtenant. Each exhibit referred to in this Sublease is an exhibit attached to this Sublease and is incorporated herein by reference. As used in this Sublease, the term “business day” means any day that is not a Saturday, Sunday or day on which banking institutions in the State of Virginia are authorized or obligated by law or executive order to be closed, and the term “day” means a calendar day, whether or not a business day. If any portion of this Sublease shall be declared to be invalid, illegal or unenforceable by any court of competent jurisdiction, such portion shall be deemed severed from this Sublease and the remaining portions shall continue in full force and effect.

29. Entire Agreement; Amendments in Writing: There are no oral agreements between the parties hereto affecting this Sublease and this Sublease supersedes and cancels any and all previous negotiations, arrangements, agreements and understandings, if any, between the parties hereto with respect to the subject matter thereof, and none thereof shall be used to interpret or construe this Sublease. This Sublease, and the exhibits and schedules attached hereto, contain all of the terms, covenants, conditions, warranties and agreements of the parties relating in any manner to the rental, use and occupancy of the Premises and shall be considered to be the only agreements between the parties hereto and their representatives and agents. None of the terms, covenants, conditions or provisions of this Sublease can be modified, deleted or added to except in writing signed by the parties hereto. All negotiations and oral agreements acceptable to both parties have been merged into and are included herein. There are no other representations or warranties between the parties except as set forth in this Sublease.

30. Conditions Precedent to Effectiveness: This Sublease shall not be effective unless and until the date on which this Sublease is executed by Subtenant and Sublandlord and consented to in writing by the Landlord. In the event Landlord does not execute or deliver a consent to this Sublease within 3 weeks, then either party may terminate this Sublease by delivery of written notice to the other party. Upon any such termination, Sublandlord shall promptly refund to Subtenant, without interest, the Security Deposit and any other sums theretofore paid by Subtenant to Sublandlord (but Sublandlord shall not be obligated to reimburse the out-of-pocket costs incurred by Subtenant in connection with entering into this Sublease), whereupon neither party shall have any further rights against or obligations to the other party.

31. Counterparts: This Sublease may be executed in counterparts each of which shall be deemed an original, but all of which together shall constitute one and the same document.

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IN WITNESS WHEREOF, the parties hereto have duly executed this instrument the day and year first above written.

ATTEST/WITNESS:	SUBLANDLORD:

SAFLINK CORPORATION,
a Delaware corporation

	By:		(SEAL)
Title:
Date:

ATTEST/WITNESS:	SUBTENANT:

ABRAXAS CORPORATION,
a Virginia corporation

	By:		(SEAL)
Title:
Date:

ATTEST/WITNESS:	CONSENTED TO AND APPROVED BY:
LANDLORD:

a limited partnership

	By:	Guardian Realty Management, Inc.
as Agent for the Landlord

	By:		(SEAL)
Anthony G. LaBarbera, President
Date: